THIRD AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

    This Third Amendment (this “Amendment”), dated as of August 1, 2022 by and between Lifetime Brands, Inc., a Delaware corporation (the “Company”) and Laurence Winoker (the “Executive”) shall be effective as of August 1, 2022 (the “Amendment Effective Date”) and amends the Amended and Restated Employment Agreement, dated as of September 10, 2015 between the Company and the Executive, as previously amended (the “Employment Agreement”).

    WHEREAS, pursuant to Section 14(a) of the Employment Agreement, the Company wishes to further amend the Employment Agreement to reflect a change in the Executive’s title as of the Amendment Effective Date.

    NOW, THEREFORE, in consideration of Executive’s continued employment with the Company and other good and sufficient consideration set forth herein, the Company and the Executive hereby agree as follows:

1.Section 2(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Duties. During the Employment Term, the Executive shall be Executive Vice President, Treasurer and Chief Financial Officer (the “CFO”). In such capacity, the Executive shall serve as advisor to the Chief Executive Officer of the Company (the “CEO”) and shall report directly to the CEO. The Executive shall perform such other duties on behalf of the Company and its subsidiaries as are consistent with his position and as may be assigned to him by the CEO. The Executive hereby agrees to devote his full business time, energies and attention, and to use his best efforts, skills and abilities to faithfully perform his duties hereunder and to forward the business and affairs of the Company, and to promote the Company’s interests.”

2.The Employment Agreement, as amended by this Amendment, constitutes the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to the subject matter of this Amendment are superseded by this Amendment.

3.Except as expressly amended hereby, all the terms, conditions, and provisions of the Employment Agreement shall remain in full force and effect. This Amendment shall form a part of the Employment Agreement for all purposes.
4.This Amendment may be executed in counterparts and by facsimile or other electronic means, including by portable document format (PDF), each of which shall be deemed to have the same legal effect as an original and together shall constitute one and the same instrument.

5.The Company represents and warrants that it has the full power and authority to enter into this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

                 LIFETIME BRANDS, INC.

By:	/s/ Robert B. Kay
Name: Robert B. Kay Title: Chief Executive Officer

                 EXECUTIVE

/s/ Laurence Winoker
Laurence Winoker
2

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